Exhibit 32.2
Tennessee Valley Financial Holdings, Inc.

Certification Pursuant to 18 U.S.C. ss. 1350
Section 906 Certifications

Pursuant  to 18  U.S.C.  ss.  1350,  as  enacted  by  Section  906  of  the Sarbanes-Oxley Act of 2002 (Public Law 107-204), the undersigned, Kenneth F. Scarbro, the Vice President and Chief Financial Officer of Tennessee Valley Financial Holdings,  Inc., certifies pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.   the report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchanges Act of 1934, and

2.   the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Tennessee Valley Financial Holdings, Inc.

This Certification is signed on November 14, 2007.

                                                                                                                                                                           /s/ Kenneth F. Scarbro
                                                                                                                                                                            Kenneth F. Scarbro
                                                                                                                            Vice President and Chief Financial Officer